Contact: Barbara B. Lucas
                                          Senior Vice President - Public Affairs
                                          410/716-2980

                                          F. Robert Hunter, III
                                          Vice President - Investor Relations
                                          410/716-3979


FOR IMMEDIATE RELEASE:  Tuesday, October 19, 1999

SUBJECT: Black & Decker's  Third-Quarter  Sales by Retained  Businesses  Rise 9%
         Excluding  Foreign  Exchange;   Earnings  Per  Share  Increase  21%  on
         Comparable Basis to Record Level


         TOWSON, MD - The Black & Decker Corporation (NYSE:BDK) announced today that sales by retained businesses in the third quarter of 1999 reached a record level of $1.131 billion, an increase of 7% over comparable sales in the same period of 1998. Excluding the effects of foreign currency translation, third-quarter sales increased 9%. Including the effects of business divestitures and foreign currency translation, reported sales of $1.111 billion for the quarter were slightly higher than last year's level of $1.108 billion. For the first nine months of 1999, sales by retained businesses increased 7% over the same period of 1998, or 9% excluding the effects of foreign currency translation. Reported nine-month sales declined 3% due to divestitures and foreign currency translation.

         Net earnings for the third quarter of 1999 rose to $75.3 million or a record level of 85 cents per diluted share. In the same quarter of 1998, net earnings were $65.1 million or 70 cents per diluted share, excluding non-recurring items consisting of a $9.2 million (10 cents per share) gain on sale of businesses and a $7.7 million (8 cents per share) after-tax restructuring charge. The 21% increase in earnings per share resulted from operating improvements and lower average outstanding shares of the Corporation's stock due to a stock repurchase program.
                                     (more)

Page Two

         For the first nine months of 1999, net earnings were $185.2 million or $2.09 per diluted share. In the same period last year, the Corporation reported a net loss of $846.4 million or $9.06 per share. Excluding non-recurring items consisting of a $900 million write-off of goodwill, a $107.7 million after-tax restructuring charge, and a $13.4 million after-tax gain on sale of businesses and including the dilutive effect of options for the first nine months of 1998, net earnings would have been $147.9 million or $1.55 per diluted share for the period. Therefore, comparable earnings per share for the first nine months of 1999 improved 35%. The increase was due to operating improvements, lower restructuring-related costs, lower borrowing costs, and lower average outstanding shares.

         Commenting on the results, Nolan D. Archibald, Chairman and Chief Executive Officer, said, "This was Black & Decker's strongest third quarter ever, as evidenced by record levels of sales and earnings per share. With increases of 8% in sales and 32% in profits, the Power Tools and Accessories segment surpassed even the excellent performance that it achieved in the second quarter. These results were driven by our North American business, where sales of both DEWALT(R) professional tools and Black & Decker(R) consumer tools continued to grow at double-digit rates. Popular new products, including the jobsite charger/radio by DEWALT, and FireStorm(TM) high-performance cordless drills, Mouse(TM) sander/polishers, and DustBuster(R) cordless vacuums by Black & Decker, together with strong partnerships with key retailers have contributed to our success. As we enter the largest selling season of the year with a wide array of new products, we are encouraged by early indications from end users and major retailers, including The Home Depot, Lowe's, and Wal*Mart.

         "Outstanding performance in North America more than compensated for flat Power Tools and Accessories sales in Europe, where solid growth in some countries was offset by continued weakness in Germany. In the rest of the world, sales were up slightly. Six Sigma projects and manufacturing productivity gains around the world had a significant impact on this segment's financial and operating results.
                                     (more)

Page Three

         "Sales in the Hardware and Home Improvement segment increased 5% and profits were up 6% over last year's third-quarter levels. Profits improved dramatically at Price Pfister plumbing products on a 5% increase in sales. Sales also rose 5% at Kwikset security hardware. We expect increased profitability in Hardware and Home Improvement as we continue to execute our manufacturing productivity and restructuring plans and consider additional steps to improve our cost structure and customer service levels.

         "The Fastening and Assembly Systems segment maintained a long-standing positive trend with increases of 11% in sales and 12% in profits for the quarter. Innovative new products, global networking, intense customer focus, and continuous improvement in productivity are driving excellent performance in this high-margin business.

         "We are particularly pleased that the Corporation's return on sales climbed to 12.4% in the quarter, nearly one percentage-point higher than the comparable level last year. This performance puts us on track to reach our return-on-sales goal of 12% for the full year and positions us to achieve 15% ROS over the longer term.

         "Year-to-date free cash flow was a use of $75 million. This increase from a use of $12 million last year was related directly to a planned increase in inventory to support customer service requirements and strong sales growth that we continue to experience, particularly in our North American Power Tools business, as we prepare for the holiday season. With prospects for increased productivity and good sales growth, we anticipate healthy cash flow during the fourth quarter and believe that our company is capable of generating approximately $200 million of free cash flow for the full year.
                                     (more)

Page Four

         "Our outlook for the remainder of the year remains optimistic. We are encouraged by a positive response in the North American marketplace to our new products. We have aggressive merchandising programs in place in major home centers and mass merchants to ensure maximum exposure and appeal to end users, and we will be supporting our sales efforts with national television advertising. Our Power Tools business in North America remains very strong, and we expect continued improvement in Europe and other foreign markets. Restructuring activities, together with Six Sigma initiatives which are being fully deployed throughout our company, are strengthening our manufacturing processes and improving product quality while reducing costs. We also are investing in long-term growth by adding engineering and end-user marketing resources to enhance our ability to develop and promote successful new products."

         This release includes forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review Black & Decker's reports filed with the Securities and Exchange Commission, including the Current Report on Form 8-K, filed October 19, 1999.

         Black & Decker is a leading global manufacturer and marketer of power tools, hardware, and home improvement products used in and around the home and for commercial applications.

                                      * * *

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
                 (Dollars in Millions Except Per Share Amounts)


                                                  Three Months Ended
                                       --------------------------------------
                                         October 3, 1999   September 27, 1998
                                       -----------------   ------------------

SALES                                  $         1,110.6   $          1,107.7
    Cost of goods sold                             694.0                709.0
    Selling, general, and
      administrative expenses                      278.9                270.1
    Restructuring and exit costs                       -                 14.2
    Gain on sale of businesses                         -                 26.9
                                       -----------------   ------------------
OPERATING INCOME                                   137.7                141.3
    Interest expense (net of
      interest income)                              26.2                 29.1
    Other expense                                    0.8                  3.8
                                       -----------------   ------------------
EARNINGS BEFORE INCOME TAXES                       110.7                108.4
    Income taxes                                    35.4                 41.8
                                       -----------------   ------------------
NET EARNINGS                           $            75.3   $             66.6
                                       =================   ==================



NET EARNINGS PER COMMON SHARE - BASIC  $            0.87   $             0.73
                                       =================   ==================

Shares Used in Computing Basic
    Earnings Per Share (in Millions)                87.0                 90.9
                                       =================   ==================



NET EARNINGS PER COMMON SHARE -
    ASSUMING DILUTION                  $            0.85   $             0.72
                                       =================   ==================

Shares Used in Computing Diluted
    Earnings Per Share (in Millions)                88.3                 92.6
                                       =================   ==================

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
                 (Dollars in Millions Except Per Share Amounts)


                                                   Nine Months Ended
                                       --------------------------------------
                                         October 3, 1999   September 27, 1998
                                       -----------------   ------------------

SALES                                  $         3,173.3   $          3,285.7
    Cost of goods sold                           1,993.4              2,139.2
    Selling, general, and
      administrative expenses                      836.7                835.5
    Write-off of goodwill                              -                900.0
    Restructuring and exit costs                       -                154.2
    Gain on sale of businesses                         -                 63.4
                                       -----------------   ------------------
OPERATING INCOME (LOSS)                            343.2               (679.8)
    Interest expense (net of
      interest income)                              70.9                 87.3
    Other expense                                      -                  6.2
                                       -----------------   ------------------
EARNINGS (LOSS) BEFORE INCOME TAXES                272.3               (773.3)
    Income taxes                                    87.1                 73.1
                                       -----------------   ------------------
NET EARNINGS (LOSS)                    $           185.2   $           (846.4)
                                       =================   ==================



NET EARNINGS (LOSS) PER COMMON SHARE -
    BASIC                              $            2.13   $            (9.06)
                                       =================   ==================

Shares Used in Computing Basic
    Earnings Per Share (in Millions)                87.1                 93.4
                                       =================   ==================



NET EARNINGS (LOSS) PER COMMON SHARE -
    ASSUMING DILUTION                  $            2.09   $            (9.06)
                                       =================   ==================

Shares Used in Computing Diluted
    Earnings Per Share (in Millions)                88.4                 93.4
                                       =================   ==================

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (Unaudited)
                              (Millions of Dollars)


                                       October 3, 1999      September 27, 1998
                                       ---------------     -------------------

ASSETS
Cash and cash equivalents              $         142.5      $            143.3
Trade receivables                                851.7                   804.3
Inventories                                      864.3                   739.9
Current assets of business
    held for sale                                    -                    21.1
Other current assets                             200.5                   179.8
                                       ---------------     -------------------
       TOTAL CURRENT ASSETS                    2,059.0                 1,888.4
                                       ---------------     -------------------

PROPERTY, PLANT, AND EQUIPMENT                   718.2                   717.4
GOODWILL                                         746.0                   762.0
NON-CURRENT ASSETS OF BUSINESS
    HELD FOR SALE                                    -                   101.1
OTHER ASSETS                                     630.3                   489.2
                                       ---------------     -------------------
                                       $       4,153.5      $          3,958.1
                                       ===============     ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                  $         428.0      $             61.0
Current maturities of long-term debt              58.8                    60.4
Trade accounts payable                           431.0                   361.2
Current liabilities of business
    held for sale                                    -                     8.3
Other accrued liabilities                        731.7                   773.9
                                       ---------------     -------------------
       TOTAL CURRENT LIABILITIES               1,649.5                 1,264.8
                                       ---------------     -------------------

LONG-TERM DEBT                                 1,058.4                 1,671.3
DEFERRED INCOME TAXES                            276.8                    55.0
POSTRETIREMENT BENEFITS                          262.0                   265.5
OTHER LONG-TERM LIABILITIES                      230.5                   183.8
STOCKHOLDERS' EQUITY                             676.3                   517.7
                                       ---------------     -------------------
                                       $       4,153.5      $          3,958.1
                                       ===============     ===================

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
               SUPPLEMENTAL BALANCE SHEET INFORMATION (Unaudited)
                                INVENTORY DETAIL
                              (Millions of Dollars)


                                    October 3, 1999   September 27, 1998
                                    ---------------   ------------------

Power Tools & Accessories (a)               $ 702.7              $ 584.9

Hardware & Home Improvement                   151.1                155.1

Fastening & Assembly Systems                   52.9                 51.0

Corporate & Eliminations                      (42.4)               (51.1)

                                    ---------------   ------------------
Total                                       $ 864.3              $ 739.9
                                    ===============   ==================


(a) Consists of the following:

  North America                             $ 363.2              $ 248.6
  Europe                                      245.2                222.0
  Other                                        94.3                114.3
                                    ---------------   ------------------
  Total Power Tools & Accessories           $ 702.7              $ 584.9
                                    ===============   ==================

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS (Unaudited)
(Millions of Dollars)
                                           Reportable Business Segments
                                  --------------------------------------------
                                        Power   Hardware  Fastening
                                        Tools     & Home          &
Three Months Ended                          &   Improve-   Assembly
October 3, 1999                   Accessories       ment    Systems      Total
------------------------------------------------------------------------------
Sales to unaffiliated customers $ 785.3 $226.3 $119.7 $1,131.3 Segment profit (loss) (for
   Consolidated, operating income)       97.0       33.9       19.9      150.8
Depreciation and amortization            18.8        8.1        3.9       30.8
Capital expenditures                     28.0        8.9        7.7       44.6

Three Months Ended
September 27, 1998
------------------------------------------------------------------------------
Sales to unaffiliated customers $ 729.8 $216.2 $108.3 $1,054.3 Segment profit (loss) (for
   Consolidated, operating
   income before restructuring
   and exit costs, and gain on
   sale of businesses)                   73.6       32.0       17.7      123.3
Depreciation and amortization            20.8        7.1        3.4       31.3
Capital expenditures                     15.5        9.6        4.7       29.8

Nine Months Ended
October 3, 1999
------------------------------------------------------------------------------
Sales to unaffiliated customers $2,189.6 $656.2 $ 374.1 $3,219.9 Segment profit (loss) (for
   Consolidated, operating income)      223.3       88.7       63.5      375.5
Depreciation and amortization            61.1       25.5       11.6       98.2
Capital expenditures                     71.4       25.7       16.3      113.4

Nine Months Ended
September 27, 1998
------------------------------------------------------------------------------
Sales to unaffiliated customers $2,024.1 $620.5 $ 344.2 $2,988.8 Segment profit (loss) (for
   Consolidated, operating
   income before restructuring
   and exit costs, write-off of
   goodwill, and gain on sale
   of businesses)                       172.0       88.6       57.8      318.4
Depreciation and amortization            65.3       19.7       10.2       95.2
Capital expenditures                     46.0       23.2       10.8       80.0

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS (Unaudited)
(Millions of Dollars)


                                                         Corporate,
                                                            Adjust-
                                               Currency      ments,
Three Months Ended                    All   Translation    & Elimi-   Consoli-
October 3, 1999                    Others   Adjustments     nations      dated
------------------------------------------------------------------------------
Sales to unaffiliated customers $ -- $ (20.7) $ -- $1,110.6 Segment profit (loss) (for
   Consolidated, operating income)     --          (2.3)      (10.8)     137.7
Depreciation and amortization          --           (.6)        6.9       37.1
Capital expenditures                   --          (1.1)         --       43.5

Three Months Ended
September 27, 1998
------------------------------------------------------------------------------
Sales to unaffiliated customers $ 67.6 $ (14.2) $ -- $1,107.7 Segment profit (loss) (for
   Consolidated, operating
   income before restructuring
   and exit costs, and gain on
   sale of businesses)                4.3          (1.1)        2.1      128.6
Depreciation and amortization          --           (.4)        7.0       37.9
Capital expenditures                  3.2           (.5)         .1       32.6

Nine Months Ended
October 3, 1999
------------------------------------------------------------------------------
Sales to unaffiliated customers $ -- $ (46.6) $ -- $3,173.3 Segment profit (loss) (for
   Consolidated, operating income)     --          (5.0)      (27.3)     343.2
Depreciation and amortization          --          (1.4)       20.9      117.7
Capital expenditures                   --          (2.2)         .2      111.4

Nine Months Ended
September 27, 1998
------------------------------------------------------------------------------
Sales to unaffiliated customers $333.6 $ (36.7) $ -- $3,285.7 Segment profit (loss) (for
   Consolidated, operating
   income before restructuring
   and exit costs, write-off of
   goodwill, and gain on sale
   of businesses)                    16.5          (4.5)      (19.4)     311.0
Depreciation and amortization          --          (1.1)       20.4      114.5
Capital expenditures                 13.1          (1.1)         .4       92.4

     The reconciliation of segment profit to the Corporation's earnings (loss) before income taxes for each period, in millions of dollars, is as follows:

                                                         Three Months Ended
------------------------------------------------------------------------------
                                                      October 3, September 27,
                                                           1999          1998
------------------------------------------------------------------------------
Segment profit for total reportable business segments    $150.8        $123.3
Segment profit for all other businesses                      --           4.3
Items excluded from segment profit:
    Adjustment of budgeted foreign exchange rates to
      actual rates                                         (2.3)         (1.1)
    Depreciation of Corporate property and amortization
      of goodwill                                          (6.9)         (7.0)
    Adjustment to businesses' postretirement benefit
      expenses booked in consolidation                      5.2           8.2
    Adjustment to eliminate net interest and
      non-operating expenses from results of certain
      operations in Brazil, Mexico, Venezuela, and
      Turkey                                                 .1           1.6
    Other adjustments booked in consolidation directly
      related to reportable business segments              (6.4)           .3
Amounts allocated to businesses in arriving at segment
    profit in excess of (less than) Corporate center
    operating expenses, eliminations, and other amounts
    identified above                                       (2.8)         (1.0)
------------------------------------------------------------------------------
Operating income before restructuring and exit costs,
    write-off of goodwill, and gain on sale of
    businesses                                            137.7         128.6
Restructuring and exit costs                                 --          14.2
Write-off of goodwill                                        --            --
Gain on sale of businesses                                   --          26.9
------------------------------------------------------------------------------
    Operating income (loss)                               137.7         141.3
Interest expense, net of interest income                   26.2          29.1
Other expense                                                .8           3.8
------------------------------------------------------------------------------
    Earnings (loss) before taxes                         $110.7        $108.4
==============================================================================

                                                          Nine Months Ended
------------------------------------------------------------------------------
                                                      October 3, September 27,
                                                           1999          1998
------------------------------------------------------------------------------
Segment profit for total reportable business segments    $375.5        $318.4
Segment profit for all other businesses                      --          16.5
Items excluded from segment profit:
    Adjustment of budgeted foreign exchange rates to
      actual rates                                         (5.0)         (4.5)
    Depreciation of Corporate property and amortization
      of goodwill                                         (20.9)        (20.4)
    Adjustment to businesses' postretirement benefit
      expenses booked in consolidation                     21.8          24.7
    Adjustment to eliminate net interest and
      non-operating expenses from results of certain
      operations in Brazil, Mexico, Venezuela, and
      Turkey                                                1.2           4.2
    Other adjustments booked in consolidation directly
      related to reportable business segments             (10.0)        (18.7)
Amounts allocated to businesses in arriving at segment
    profit in excess of (less than) Corporate center
    operating expenses, eliminations, and other amounts
    identified above                                      (19.4)         (9.2)
------------------------------------------------------------------------------
Operating income before restructuring and exit costs,
    write-off of goodwill, and gain on sale of
    businesses                                            343.2         311.0
Restructuring and exit costs                                 --         154.2
Write-off of goodwill                                        --         900.0
Gain on sale of businesses                                   --          63.4
------------------------------------------------------------------------------
    Operating income (loss)                               343.2        (679.8)
Interest expense, net of interest income                   70.9          87.3
Other expense                                                --           6.2
------------------------------------------------------------------------------
    Earnings (loss) before taxes                         $272.3       $(773.3)
==============================================================================

Basis of Presentation:
     The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement (formerly "Building
Products"), and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, cleaning and lighting products, and electric lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of plumbing products to customers outside the United States and Canada and for sales of the retained household products business. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware and for the manufacture of plumbing products as well as responsibility for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.
     The Corporation also operated several businesses that do not constitute reportable business segments. These businesses included the manufacture and sale of glass container-forming and inspection equipment, as well as recreational and household products. In 1998, the Corporation completed the sale or recapitalization of its glass container-forming and inspection equipment business, Emhart Glass; its recreational products business, True Temper Sports; and its household products business (excluding certain assets associated with the Corporation's cleaning and lighting products) in North America, Latin America (excluding Brazil), and Australia. Because True Temper Sports, Emhart Glass, and the household products business in North America, Latin America (excluding Brazil), and Australia are not treated as discontinued operations under generally accepted accounting principles, they remain a part of the Corporation's reported results from continuing operations, and the results of operations and financial positions of these businesses have been included in the consolidated financial statements through the dates of consummation of the respective transactions. Amounts relating to these businesses are included in the segment table above under the caption "All Others." The results of the household products business included under the caption "All Others" are based upon certain assumptions and allocations. The household products businesses sold during 1998 were jointly operated with the cleaning and lighting products businesses retained by the Corporation. Further, the Corporation's divested household products businesses in Australia and Latin America (excluding Brazil) were operated jointly with the Corporation's power tools and accessories businesses. Accordingly, the results of the household products businesses included in the segment table under the caption "All Others" were determined using certain assumptions and allocations that the Corporation believes are reasonable under the circumstances.
     The Corporation assesses the performance of its reportable business segments based upon a number of factors, including segment profit. In general, segments follow the same accounting policies as those described in Note 1 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment's operating units located outside the United States, except those units operating in highly inflationary economies, are measured using the local currency as the functional currency. For these units located outside the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually, and once established all prior period segment data is restated to reflect the newly established budgeted rates of exchange. The amounts included in the segment table above under the captions "Reportable Business Segments," "All Others," and "Corporate, Adjustments, & Eliminations" are reflected at the Corporation's current budgeted exchange rates. The amounts included in the segment table above under the caption "Currency Translation Adjustments" represent the difference between consolidated amounts determined using budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.
     Segment profit excludes interest income and expense, non-operating income and expense, goodwill amortization, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes restructuring and exit costs and, for 1998, the write-off of goodwill and gain on sale of businesses. For certain operations located in Brazil, Mexico, Venezuela, and Turkey, segment profit is reduced by net interest expense and non-operating expenses. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses are allocated to each segment based upon budgeted amounts. No corporate expenses have been allocated to divested businesses. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of sales by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or nonrecurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the Corporation's various segments in a later period.